UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

2000 St. James Place, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 836-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	WFRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Weatherford International Ltd. (“WIL-Bermuda”) and Weatherford International, LLC (together with WIL-Bermuda, the “Existing Borrowers”; the Existing Borrowers together with Weatherford Canada Ltd. (“WIL-Canada”), the “Borrowers”), as borrowers, and Weatherford International plc (the “Company”), as parent, entered into an amended and restated credit agreement (as amended and supplemented by the Canadian Borrower Joinder Agreement, the Lender Joinder Agreement and the First Amendment (each as defined below), the “Amended and Restated Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), on October 17, 2022. Capitalized terms not defined herein shall have the meanings set forth in the Amended and Restated Credit Agreement.

On November 22, 2022, WIL-Canada executed and delivered to the Administrative Agent a joinder agreement (the “Canadian Borrower Joinder Agreement”) with respect to the Amended and Restated Credit Agreement, whereby, among other things, WIL-Canada joined the Amended and Restated Credit Agreement as a Borrower thereunder.

On November 22, 2022, the Borrowers and the Company exercised a $30 million incremental increase (the “Commitment Increase”) to the Borrowers’ revolving credit facility (resulting in an aggregate credit facility size of $400 million) by entering into an additional lender supplement to the Amended and Restated Credit Agreement (the “Lender Joinder Agreement”) with an additional lender and the Administrative Agent, whereby the additional lender became a Lender and an Issuing Bank under the Amended and Restated Credit Agreement and provided an aggregate commitment of $30 million for participations in bid and performance letters of credit and, to a certain extent, financial letters of credit.

On November 22, 2022, the Borrowers, the Company and the Administrative Agent entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), which, among other things, reflects (i) the Commitment Increase, (ii) the addition of WIL-Canada as a Borrower and (iii) the inclusion of additional currency and interest mechanics related to Canadian Dollars and the Canadian Dollar Offered Rate. The material terms of the Amended and Restated Credit Agreement are otherwise unchanged by the First Amendment.

The foregoing description of the Amended and Restated Credit Agreement, the Canadian Borrower Joinder Agreement, the Lender Joinder Agreement and the First Amendment is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit A to the First Amendment, the Lender Joinder Agreement and the Canadian Borrower Joinder Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of November 22, 2022, by and among Weatherford International Ltd., Weatherford International, LLC, Weatherford Canada Ltd., Weatherford International plc and Wells Fargo Bank, National Association, as administrative agent.
10.2	Additional Lender Supplement, dated as of November 22, 2022, by and among Weatherford International Ltd., Weatherford International, LLC, Weatherford International plc, ATB Financial and Wells Fargo Bank, National Association, as administrative agent.
10.3	Canadian Borrower Joinder, dated as of November 22, 2022, by Weatherford Canada Ltd. and delivered to Wells Fargo Bank, National Association, as administrative agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: November 28, 2022

	By:	/s/ Desmond J. Mills
	Name:	Desmond J. Mills
	Title:	Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer